UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

Kraig Biocraft Laboratories, Inc.
(Exact name of Registrant as specified in charter)

Wyoming	333-146316	83-0459707
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (517) 336-0807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 6, 2013, the Board of Directors of Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”), concluded, based on the recommendation of management, that issuance of certain warrants to purchase 10,000,000 shares of common stock (the “Warrants”) to a consultant valued at $400,000 using the Black-Scholes option pricing model had not been accounted for in the financial statements of the Company for the fiscal year ended December 31, 2012, which financial statements should therefore be restated to correct this error. Consequently, the condensed financial statements of the Company for the fiscal quarters ended March 31, 2013 and June 30, 2013 included in the Company’s quarterly reports on Form 10-Q filed with the Commission on May 15, 2013 and August 19, 2013, respectively, contained the same error. Management has discussed this matter with M&K CPAS, PLLC, the Company’s independent registered public accounting firm, and PS Stephenson & Co, P.C., the Company’s predecessor independent registered public accounting firm, which had audited the financial statements of the Company for the fiscal year ended December 31, 2012.

The Company intends to file its restated audited financial statements for the fiscal year ended December 31, 2012 together with the audit opinion reissued by the Company’s independent registered public accounting firm on Form 10-K/A, and its amended quarterly reports on Form 10-Q/A for the fiscal quarters ended March 31, 2013 and June 30, 2013 to reflect the issuance of the Warrants, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Dated: November 7, 2013	By:	/s/ Kim Thompson
Name: Kim Thompson
Title: Chief Executive Officer